Exhibit 10.10

PROMISSORY NOTE

$[___________]	Grand Junction, Colorado

Effective Date: January 24, 2014

FOR VALUE RECEIVED, the undersigned jointly and severally promise to pay to the order of [______________], at [__________________], or such other place as the holder hereof may designate, the sum of [_________________], together with interest at the rate of four (4) percent per annum from the effective date of December 5, 2013 until paid, payable in monthly installments in the amount of [_______________] Dollars ($[_________]) commencing February 15, 2014, and continuing on the 15th day of each month thereafter until January 15, 2017, at which time, the entire outstanding amount of principal and any unpaid interest shall be due and payable in full. Makers may prepay, in whole or in part, at any time without penalty. Any partial prepayment shall be applied against the principal amount outstanding and shall not postpone the due date of any subsequent payments or change the amount of such payment.

The makers, endorsers, sureties and guarantors of this note severally waive demand, presentment, notice, protest and the right of subrogation and consent that, after any installment or the entire unpaid balance hereunder is due, the time for payment may be extended by agreement between the holder and any of them without notice, and that, after such extension or extensions, the liabilities of all parties shall remain as if no extension has been made. Acceptance by holder of a late payment shall not act as a waiver of any rights hereunder as to a subsequent late payment. The failure to pay any installment or interest when due, following failure to cure after not more than 10 days following the due date, with no requirement of written notice from holder to Maker , shall cause the full amount remaining unpaid to mature and become due and payable at once, at the option of the holder of this note. In the event an installment or the entire unpaid balance hereunder is not paid when due, the unpaid balance and accrued interest under this note shall be considered principal and shall draw interest at the rate of eight (8) percent per annum, compounded annually, until paid. In case payment of any installment or the entire unpaid balance hereunder shall not be made when due and legal process to enforce payment becomes necessary, it is agreed that a reasonable amount shall be added to and become a part of this note as holder’s costs of collection, including reasonable attorney fees and costs (including those incurred on appeal and in collecting the amount due Haralson).

This note or any portion of this note shall be convertible, at the option of the holder, at any time after an IPO and prior to February 15, 2015, into that number of fully-paid, non-assessable shares of Common Stock equal to the product obtained by multiplying the dollar amount being converted by the IPO Price. The foregoing capitalized terms shall have the following meanings:

“Corporation” means Armada Water Assets, Inc.

“IPO” means an initial public offering through an underwriter in a transaction registered under the Securities Act of 1933.

“IPO Price” means the price at which the Common Stock is first issued to the public by an underwriter in an IPO, if the Corporation shall effect an IPO.

“Common Stock” means the Common Stock, $0.0001 par value per share, of the Corporation.

No fractional shares of Common Stock shall be issued upon conversion of this note. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the IPO Price. Before any holder of this note shall be entitled to convert the same into full shares of Common Stock, and to receive certificates therefor, he shall (i) submit the conversion notice in the form attached hereto as Appendix A; and (ii) either (A) surrender this note therefor, duly endorsed, at the office of the Corporation or (B) notify the Corporation that such note has been lost, stolen or destroyed and execute an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such note, and shall give written notice to the Corporation at such office that he elects to convert the same.

The Corporation shall, upon the delivery set forth in the prior paragraph, issue and deliver at such office to such holder, a certificate or certificates for the number of shares of Common Stock to which the holder shall be entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into fractional shares of Common Stock. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the note to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holder of such shares of Common Stock on such date.

In the event the outstanding shares of Common Stock shall be subdivided (by stock split, by payment of a stock dividend or otherwise), into a greater number of shares of Common Stock following the IPO, the IPO Price in effect immediately prior to such subdivision shall, concurrently with the effectiveness of such subdivision, be proportionately decreased. In the event the outstanding shares of Common Stock shall be combined (by reclassification or otherwise) into a lesser number of shares of Common Stock following the IPO, the IPO Price in effect immediately prior to such combination shall, concurrently with the effectiveness of such combination, be proportionately increased. Upon the occurrence of each adjustment or readjustment, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to the holder of the note a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.

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ARMADA WATER ASSETS, INC.	SUMMIT HOLDINGS, INC.

By:	By:
Maarten Propper, CEO		Maarten Propper, CEO

SUMMIT ENERGY SERVICES, INC.

By:
Maarten Propper, CEO

AGREED AND ACCEPTED BY:

[___________________]

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Appendix A

CONVERSION NOTICE

[insert date]

Armada Water Assets, Inc.

Attn. Mitch Burroughs

419 Canyon Avenue, Suite 310

Ft. Collins, CO 80521

Pursuant to the terms of the Promissory Note executed on January 7, 2014, with an effective date of December 5, 2013, in the principal amount of $1,273,793 (the “Promissory Note”), I, [_______________] at [________________], hereby elect to convert $[insert amount converted] into Common Stock, $0.0001 par value per share (the “Shares”), of Armada Water Assets, Inc. (the “Corporation”) at the IPO Price (as such term is defined in the Promissory Note).

In connection with such conversion, I hereby represent and warrant to the Corporation as follows:

(i)          I am purchasing the Shares for my own account for investment only, and not for resale or with a view to the distribution thereof.

(ii)         I have had such an opportunity as I have deemed adequate to obtain from the Corporation such information as is necessary to permit me to evaluate the merits and risks of my investment in the Corporation and have consulted with my own advisers with respect to my investment in the Corporation.

(iii)        I have sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in the purchase of the Shares and to make an informed investment decision with respect to such purchase.

(iv)        I can afford a complete loss of the value of the Shares and am able to bear the economic risk of holding such Shares for an indefinite period of time.

(v)         I understand that the Shares will not be registered under the Securities Act of 1933 (it being understood that the Shares are being issued and sold in reliance on the exemption provided in Rule 701 thereunder) or any applicable state securities or “blue sky” laws and may not be sold or otherwise transferred or disposed of in the absence of an effective registration statement under the Securities Act of 1933 and under any applicable state securities or “blue sky” laws (or exemptions from the registration requirements thereof). I further acknowledge that certificates representing Shares will bear restrictive legends reflecting the foregoing.

(vi)        I understand that any resale of the Shares must comply with the resale provisions of Rule 144 and removal of the restrictive legends shall require a legal opinion necessary from counsel to the Corporation.

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(vii)       I understand and agree that, if requested by the Corporation and any underwriter engaged by the Corporation, I shall not sell or otherwise transfer or dispose of any Shares (including, without limitation, pursuant to Rule 144 under the Securities Act) for such period following the effective date of any registration statement of the Corporation filed under the Securities Act as the Corporation or such underwriter shall specify reasonably and in good faith, not to exceed 180 days in the case of the Corporation’s IPO or 90 days in the case of any other public offering.

Sincerely yours,

[_________________]:

By:
(signature)

[Address]

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